ATTENTION:
PLEASE NOTE THAT, FOR YOUR CONVENIENCE, THIS ACCO BRANDS CORPORATION INCENTIVE PLAN PERFORMANCE STOCK UNIT AWARD AGREEMENT IS DIVIDED INTO TWO PARTS, ALL OF WHICH MAKE UP THE FULL AGREEMENT. THIS AGREEMENT IS PART ONE OF TWO. PLEASE ENSURE THAT YOU READ THIS AND THE OTHER PART OF THIS AGREEMENT, WHICH CAN BE FOUND ON THE “GRANT ACCEPTANCE: VIEW/ACCEPT GRANT” SCREEN OF THE E*TRADE SYSTEM.

2019 ACCO BRANDS CORPORATION INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT
THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT, including the Participant Covenants set forth in Exhibit A hereto (“Participant Covenants”), (collectively, the “Agreement”) is made and entered into and effective [_____] (the “Grant Date”) by and between ACCO Brands Corporation, a Delaware corporation (collectively with all Subsidiaries, the “Company”) and [____________] (“Participant”).
WHEREAS, the Company desires to grant to the Participant an Award of Performance Stock Units under the 2019 ACCO Brands Corporation Incentive Plan (the “Plan”) as set forth in this Agreement.
NOW THEREFORE, the Company and the Participant agree as follows:
1.Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control except to the extent the Plan provides that the Agreement may vary the terms of the Plan.
2.Award of Performance Stock Units. The Company hereby grants to the Participant on the Grant Date an Award of Performance Stock Units at Target, or such lesser or greater number of Performance Stock Units, as may be earned upon the attainment of applicable performance objectives set forth in Schedule I attached hereto and made a part hereof during the 2021, 2022 and 2023 fiscal years (each fiscal year a “Performance Period”) as follows:

Performance Period	Number of Performance Stock Units That May Be Earned At Target
2021
2022
2023
Each Performance Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms and conditions of this

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Agreement, one (1) Share upon becoming earned and vested in accordance with Section 3 and settlement in accordance with Section 4. The Company shall hold the Performance Stock Units in book-entry form. The Participant shall have no direct or secured claim in any specific assets of the Company or the Shares that may become issuable to the Participant under Section 4, and shall have the status of a general unsecured creditor of the Company. THIS AWARD IS CONDITIONED ON THE PARTICIPANT SIGNING THIS AGREEMENT VIA E-SIGNATURE (AS DESCRIBED AT THE END OF THIS AGREEMENT) WITHIN 45 DAYS OF THE GRANT DATE, WHICH THE PARTICIPANT ACCEPTS UPON HIS OR HER ELECTRONIC EXECUTION OF THIS AGREEMENT AS DESCRIBED BELOW, AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE PARTICIPANT COVENANTS SET FORTH ON EXHIBIT A HERETO THAT APPLY DURING THE PARTICIPANT’S EMPLOYMENT AND FOLLOWING A TERMINATION OF THE PARTICIPANT’S EMPLOYMENT FOR ANY REASON.

3.Vesting.
(a)Generally. The Performance Periods set forth in Section 2 of this Agreement shall commence on January 1 and end on December 31 of the 2021, 2022 and 2023 fiscal years, respectively. Except as otherwise provided in this Section 3, the Performance Stock Units shall be wholly or partially earned and vested and become nonforfeitable for a Performance Period to the extent of the attainment of the performance objectives for such Performance Period set forth in Schedule I, provided that Participant has been continuously employed by the Company from the Grant Date through December 31, 2023 (the “Vesting Period”), and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(b)Death; Disability. In the event that the Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates due to the Participant’s death or Disability before the last day of the Vesting Period, the Participant shall receive a payout of the Performance Stock Units equal to (i) the number of Performance Stock Units, if any, that have been earned, based on the attainment of the applicable performance objectives set forth in Schedule I, during such of the 2021 and 2022 Performance Periods as have been completed on or prior to the date of Participant’s death or Disability; plus (ii) the product of (A) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period during which such death or Disability occurs through the date of such termination of employment and the denominator of which is the number of days in the Performance Period multiplied by (B) the number of Performance Stock Units that could have become earned and vested based on the deemed attainment of performance set forth in Schedule I at Target for the Performance Period during which such death or Disability occurs, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(c)Retirement.
(i)In the event that the Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates due to the Participant’s Retirement due to Retirement after the first anniversary of the Grant Date but before the Vesting Date, the Participant shall receive a prorated payout of the Performance Stock Units, which shall be valued and paid in accordance with paragraph (c)(ii). The prorated payout shall be determined as follows: (A)

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the number of Performance Stock Units, if any, that have been earned, based on the attainment of the applicable performance objectives set forth in Schedule I, during such of the 2021 and 2022 Performance Periods as have been completed on or prior to the date of Participant’s Retirement plus (B) the product of (1) the total number of Performance Stock Units, as applicable, to which the Participant would be entitled as determined under paragraph (c)(ii) multiplied by (2) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period during which such Retirement occurs through the date of such termination of employment due to Retirement and the denominator of which is the number of days in the Performance Period.
(ii)The number of Performance Stock Units to which the Participant is entitled, prior to application of the proration formula described in paragraph (c)(i)(B), shall be determined after the close of the Performance Period in accordance with the actual attainment of the performance objectives set forth in Schedule I had the Participant remained continuously employed to the last day of the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(d)Involuntary Termination. In the event that the Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates during the six month period preceding the last day of the 2023 Performance Period due to an Involuntary Termination by the Participant, the Participant shall receive a payout of the Performance Stock Units equal to (i) the number of Performance Stock Units, if any, that have been earned, based on the attainment of the applicable performance objectives set forth in Schedule I, during such of the 2021 and 2022 Performance Periods plus (ii) the product of (A) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period including the Involuntary Termination through the date of such Involuntary Termination and the denominator of which is the number of days in that Performance Period multiplied by (B) the number of Performance Stock Units that could have been earned and vested during the Performance Period including the Involuntary Termination in accordance with the actual attainment of the performance objectives set forth in Schedule I had the Participant remained continuously employed to the last day of the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(e)Change in Control.
(i)Article 17 of the Plan Governs. The provisions of Article 17 of the Plan shall apply in the event of a Change in Control.
(ii)24 Months After Change in Control. Any termination of the Participant’s employment occurring more than 24 months after a Change in Control shall be governed by the provisions of Section 3 of this Agreement other than Section 3(e)(i).
(f)Divestiture. In the event that the Participant’s employment with the Company, Affiliate and/or any Subsidiary ceases upon the occurrence of a Divestiture after the first anniversary of the Grant Date and before the last day of a Performance Period, a number of Performance Stock Units shall become earned and vested (rounded up to the next whole number of Shares) equal to (i) the number of Performance Stock Units, if any, that have been earned, based on the attainment of the

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applicable performance objectives set forth in Schedule I, during such of the 2021 and 2022 Performance Periods as have been completed on or prior to the date of Participant’s cessation of employment plus (ii) the product of (A) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period during which such employment ceases through the date of such termination of employment and the denominator of which is the number of days in the Performance Period multiplied by (B) the number of Performance Stock Units that could have become earned and vested based on the deemed attainment of performance set forth in Schedule I at Target for the Performance Period during which such employment ceases. The Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(g)Cancellation. Except as otherwise provided under this Section 3 or under Section 11.2(b) of the Plan, any Performance Stock Units that are forfeited shall be automatically cancelled and shall terminate.
4.Settlement.
(a)Payment in Shares or Cash. Payment of earned Performance Stock Units shall be as determined by the Committee, in its sole discretion. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay vested and earned Performance Stock Units in the form of cash or in fully paid Shares (or in a combination thereof) equal to the Fair Market Value of the vested and earned Performance Stock Units at the end of the Vesting Period, or as soon as practicable after the end of the Vesting Period. The Company (or its successor) shall settle the vested and earned Performance Stock Units either by (1) paying to the Participant directly in cash the value of all or a portion of the Performance Stock Units becoming earned and vested pursuant to Section 3, or (2) causing its transfer agent for Shares to register Shares in book-entry form in the name of the Participant (or, in the discretion of the Committee, issue to the Participant a stock certificate) representing a number of Shares equal to all or a portion of the number of Performance Stock Units becoming earned and vested pursuant to Section 3:
(i)General. As soon as may be practicable after the last day of the Vesting Period, but not later than two and one-half (2-1/2) months after such end date, in any case otherwise not covered under this Section 4(a);
(ii)Death; Disability; Divestiture. Within 60 days (and during the taxable year designated by the Committee in its sole discretion, as may apply) following the Participant’s death, termination of employment due to Disability, or termination of employment due to a Divestiture;
(iii)Post-Change in Control Separation. Within 60 days following the Participant’s Involuntary Termination (not due to Disability) or a Resignation for Good Reason by the Participant as either may apply under Section 17(b) of the Plan; or
(iv)Change in Control. On the date of the Change in Control as may apply under Section 17(b)(iv) of the Plan.
(v)Non-Section 409A Change in Control; Termination Not a Separation from Service. In the event that a Change in Control does not satisfy Treasury Regulation Section

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1.409A-3(i)(5), or the Participant’s employment termination due to an Involuntary Termination or a Divestiture is not a “separation from service” as defined by Section 409A, the issuance of Shares shall be postponed until the earliest to occur of (A) a Treasury Regulation Section 1.409A-3(i)(5) event, (B) the Participant’s “separation from service” as defined by Section 409A, or (C) the date for settlement under Section 4(a)(i) .
(b)Withholding Taxes. Unless otherwise determined by the Committee at any time prior to settlement, at the time that Shares are issued to the Participant, or any earlier such time in which income or employment taxes may become due and payable, the Company may satisfy the minimum statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) required by law with respect to the distribution of Shares (or other taxable event) by withholding from Shares issuable to the Participant hereunder such number of Shares having an aggregate Fair Market Value equal to the amount of such required withholding. In lieu of Share withholding, the Participant may satisfy such obligation by tendering payment of cash to the Company of such required withholding amount.
5.No Transfer or Assignment of Performance Stock Units; Restrictions on Sale. Except as otherwise provided in this Agreement, the Performance Stock Units and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares represented by the Performance Stock Units are delivered to the Participant or his designated representative. The Participant shall not sell any Shares, after issuance pursuant to Section 4, at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Participant is an employee of the Company.
6.Securities Laws. No Shares shall be issued if the issuance would violate:
(a)Any applicable state securities law;
(b)Any applicable registration or other requirements under the Securities Act of 1933, as amended (the “Act”), the Exchange Act, as amended, or the listing requirements of the NYSE; or
(c)Any applicable legal requirements of any governmental authority.
7.Participant Covenants; Forfeiture. In consideration of this Award, the Participant agrees to the covenants, the Company’s remedies for a breach thereof, and other provisions set forth in the Participant Covenants, attached hereto, incorporated into, and being a part of this Agreement. The provisions of Section 3 to the contrary notwithstanding, in addition to any other remedy set forth in SECTION 7 of the Participant Covenants in Exhibit A, the Participant’s Performance Stock Units, whether or not then earned and vested, shall be immediately forfeited and cancelled in the event of the Participant’s breach of any covenant set forth in SECTIONS 3, 4.1 or 4.2 of Exhibit A.

8.Miscellaneous Provisions.

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(a)Clawback. The Performance Stock Units, any Shares or cash paid to the Participant, and the proceeds of the sale of any such Shares, shall be subject to any compensation deduction, cancellation, clawback or recoupment policies that are approved by the Board of Directors or by the Committee (whether approved prior to, on or after the grant of the Performance Stock Units) as such policies may be applicable to a covered employee from time to time, or as may be required to be made pursuant to any applicable currently effective or subsequently adopted law, government regulation or stock exchange listing requirement or any policy adopted by the Company or a subsidiary or affiliate of the Company pursuant to any such law, government regulation or stock exchange listing requirement which provides for such deduction, cancellation, clawback or recovery. Without limiting the generality of the foregoing, such policies may require the cancellation of an award to a Participant, or may require a Participant to repay amounts previously received by him or her pursuant to an award, in the event that either the Participant breaches any post-employment restrictive covenants or obligation, or if it is determined after termination of employment that the Participant could have been terminated for Cause, and may also provide for any amounts payable under an award to be offset by any amounts previously paid to the Participant under any incentive plan that are required to be repaid pursuant to any such deduction, cancellation, clawback or recoupment policies. To the maximum extent permitted by applicable law, the Participant consents to any such offset, deduction, cancellation, clawback or recoupment.
(b)No Fractional Shares. Pursuant to Section 21.14 of the Plan, to the extent any fractional Share would otherwise be issuable to the Participant, the Participant shall be paid cash or a cash equivalent equal to the Fair Market Value of such fractional Share.
(c)Rights as a Stockholder. Neither the Participant nor the Participant’s representative shall have any rights as a stockholder with respect to any Shares underlying the Performance Stock Units until the date that the Company delivers such Shares to the Participant or the Participant’s representative.
(d)Dividend Equivalents. As of each dividend date with respect to Shares, an unvested dividend equivalent shall be awarded to the Participant in the dollar amount equal to the amount of the dividend that would have been paid on the number of Shares equal to the number of Performance Stock Units held by the Participant as of the close of business on the record date for such dividend. Such dividend equivalent amount shall be converted into a number of Performance Stock Units equal to the number of whole and fractional Shares that could have been purchased at the Fair Market Value on the dividend payment date with such dollar amount. In the case of any dividend declared on Shares which is payable in Shares, the Participant shall be awarded an unvested dividend equivalent of an additional number of Performance Stock Units equal to the product of (i) the number of his Performance Stock Units then held on the related dividend record date multiplied by the (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. All such dividend equivalents credited to the Participant shall be added to and in all respects thereafter be treated as additional Performance Stock Units under this Agreement and shall only be paid to the extent the Performance Stock Units to which the dividend equivalents relates vests and the performance goals are achieved.
(e)No Retention Rights. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company for any period of time or interfere with or otherwise restrict in any way the rights of the Company or of the Participant,

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which rights are hereby expressly reserved by each, to terminate his or her employment or service at any time and for any reason, with or without Cause.
(f)Notices. Any notice required or permitted by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company. To the extent provided by the Committee, notice may also be given by e-mail or other electronic means.
(g)Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof; provided, if the Participant is bound by any restrictive covenant contained in a previously-executed agreement with the Company, such restrictions shall be read together with the Participant Covenants to provide the Company with the greatest amount of protection, and to impose on the Participant the greatest amount of restriction, allowed by law. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto; provided that for the Company, the written instrument must be signed by a Senior Vice President or above of ACCO Brands Corporation. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.
(h)Choice of Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. The Company and the Participant stipulate and consent to personal jurisdiction and proper venue in the state or federal courts of Cook County, Illinois and waive each such party’s right to objection to an Illinois court’s jurisdiction and venue. The Participant and the Company hereby waive their right to jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above.
(i)Successors.
(i)Limitation on Assignment. This Agreement is personal to the Participant and, except as otherwise provided in Section 5 above, shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution, without the written consent of the Company executed by a Senior Vice President or above of ACCO Brands Corporation. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.
(ii)Company and Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

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(j)Severability. If any provision of this Agreement for any reason shall be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated; provided, however, if any provision of Exhibit A is found to be unenforceable, the entire Agreement will be null and void.
(k)Section 409A. Anything in this Agreement to the contrary notwithstanding:
(i)General. This Agreement shall be interpreted so as to comply with or satisfy an exemption from Section 409A. The Committee may in good faith make the minimum modifications to this Agreement as it may deem appropriate to comply with Section 409A while to the maximum extent reasonably possible maintaining the original intent and economic benefit to the Participant and the Company of the applicable provision.
(ii)Specified Employees. To the extent required by Section 409A(a)(2)(B)(i), settlement of Performance Stock Units to the Participant who is a “specified employee” that is due upon the Participant’s “separation from service” as defined by Section 409A shall be delayed and paid in a lump sum within seven (7) days (and the Company shall have sole discretion to determine the taxable year in which it is paid) after the earlier of the date that is six (6) months after the date of such “separation from service” as defined by Section 409A or the date of the Participant’s death after such “separation from service” as defined by Section 409A. For such purposes, whether the Participant is a “specified employee” shall be determined in accordance with the default provisions of Treasury Regulation Section 1.409A-1(i), with the “identification date” to be December 31 and the “effective date” to be the April 1 following the identification date (as such terms are used under such regulation).
(l)Headings; Interpretation. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.
By opening this Agreement and clicking the “Accept” button on the “Grant Acceptance: View/Accept Grant” screen (the Participant’s e-signature, the legal equivalent of his/her handwritten/wet signature), the Participant:
(1)Acknowledges that he or she is the authorized recipient of this Agreement and that he or she has properly accessed the E*Trade online system by use of the username and password created by the Participant;
(2)Acknowledges that he or she has read and understands the 2019 ACCO Brands Corporation Incentive Plan 2021-2023 Performance Stock Unit Award Agreement in its entirety, including Schedule I and Exhibit A, and has also read and understands the 2019 ACCO Brands Corporation Incentive Plan, which he

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or she understands will control in the event of any discrepancy between the Agreement and the Plan; and
(3)Accepts and agrees to the terms and conditions of the 2019 ACCO Brands Corporation Incentive Plan 2021-2023 Performance Stock Unit Award Agreement in its entirety, including Schedule I and Exhibit A, and the 2019 ACCO Brands Corporation Incentive Plan.
[Signature page follows]

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ACCO Brands Corporation	PARTICIPANT
Name: Boris Elisman Title: Chief Executive Officer	_____________________________________

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